Exhibit 99.1

Press Release

Intelligent Bio Solutions Adds Next-Gen Wearable for Extended Drug Detection to Product Offering, Strengthening Leadership in Non-Invasive Testing

NEW YORK, July 15, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the addition of the SmarTest® Patch to its portfolio of non-invasive drug testing solutions. The SmarTest Patch is an innovative wearable device, developed by SMARTOX®, that enables continuous drug detection through sweat over a 7 to 10-day period. The SmarTest Patch complements the Company’s flagship product, the Intelligent Fingerprinting Drug Testing Solution, strengthening its product portfolio of sweat-based, non-invasive testing technologies.

The SmarTest Patch is a discreet, water-resistant, and tamper-evident device worn on the skin for 7 to 10 days at a time, continuously collecting sweat to detect a broad range of substances, including cocaine, opiates, methamphetamines, marijuana and fentanyl, among others. The differing detection windows of the SmarTest Patch and the Intelligent Fingerprinting Drug Screening System allows INBS to address varied customer requirements across timeframes, while maintaining a consistent, non-invasive approach. The complementary products increase flexibility and choice for customers, strengthening the Company’s position as a leading provider of pain-free testing solutions.

“The SmarTest Patch opens up new opportunities for us in markets where longer detection windows are critical, particularly in justice and rehabilitation settings,” said Doug Heath, Vice President of Global Sales at Intelligent Bio Solutions. “It allows us to offer a more flexible and complete solution to our customers outside the U.S. and strengthens our position as demand continues to grow for non-invasive drug testing options.”

The addition of the SmarTest Patch expands the Company’s product offering and enhances its commercial edge, equipping customers with more adaptable tools to support short and long-term detection needs.

About SMARTOX

SMARTOX, founded in 2012, is a U.S.-based provider of drug and alcohol testing products and services. It offers a comprehensive portfolio supporting a wide range of settings, including healthcare, justice, corporate, and education. SMARTOX is committed to delivering advanced technology and exceptional results, providing fully integrated services encompassing design, customer service, and administrative support for its product line. The company’s footprint spans the U.S. and international markets. SMARTOX is actively scaling its presence in forensic testing markets through new investments, pilot programs, and expanded jurisdictional coverage.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com